                           EXHIBIT 99.4

        THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
                        SEGMENT INFORMATION
                             Unaudited

(In millions)                                           YEAR ENDED DECEMBER 31,
                                                    -----------------------------------
                                                      1998         1997         1996
                                                    ---------    ---------    ---------
SALES:

  North American Tire                               $ 6,235.2    $ 6,207.5    $ 6,123.8
  European Union Tire                                 2,061.0      2,022.5      2,291.0
  Eastern Europe, Africa and Middle East Tire           850.0        904.7        578.6
  Latin American Tire                                 1,245.6      1,413.4      1,368.5
  Asia Tire                                             501.8        666.9        736.2
                                                    ---------    ---------    ---------
   TOTAL TIRES                                       10,893.6     11,215.0     11,098.1

  Engineered Products                                 1,279.3      1,324.0      1,269.4
  Chemical Products                                     970.8      1,089.1      1,152.7
                                                    ---------    ---------    ---------
   TOTAL SEGMENT SALES                               13,143.7     13,628.1     13,520.2

  Inter-SBU Sales                                      (524.3)      (569.5)      (546.3)
  Other                                                   6.9          6.7         11.8
                                                    ---------    ---------    ---------
   NET SALES                                        $12,626.3    $13,065.3    $12,985.7
                                                    =========    =========    =========

INCOME:

  North American Tire                               $   378.6    $   382.5    $   316.2
  European Union Tire                                   199.7        166.7        220.1
  Eastern Europe, Africa and Middle East Tire           102.4        102.4         79.7
  Latin American Tire                                   186.1        233.5        226.8
  Asia Tire                                               7.5         58.6         70.2
                                                    ---------    ---------    ---------
   TOTAL TIRES                                          874.3        943.7        913.0

  Engineered Products                                   111.8        130.1        118.5
  Chemical Products                                     139.6        128.3        136.2
                                                    ---------    ---------    ---------
   TOTAL SEGMENT INCOME (EBIT)                        1,125.7      1,202.1      1,167.7

  Rationalizations and other actions                    137.6       (265.2)      (116.4)
  Interest expense                                     (147.8)      (119.5)      (128.6)
  Foreign currency exchange                               2.6         34.1         (7.4)
  Minority interest in net income of subsidiaries       (31.5)       (44.6)       (43.1)
  Inter-SBU Income                                      (61.1)       (54.7)       (66.0)
  Other                                                 (22.8)        (8.9)         5.3
                                                    ---------    ---------    ---------
   INCOME FROM CONTINUING OPERATIONS                $ 1,002.7    $   743.3    $   811.5
             BEFORE INCOME TAXES                    =========    =========    =========

                               - X - 99.4 - 1 -

                           EXHIBIT 99.4

        THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
                        SEGMENT INFORMATION
                             Unaudited

                                                          DECEMBER 31,
                                                --------------------------------
(In millions)                                     1998        1997       1996
                                                ---------   ---------  ---------
ASSETS:

  North American Tire                           $ 3,944.6   $ 3,596.6  $ 3,443.5
  European Union Tire                             1,690.0     1,460.4    1,568.1
  Eastern Europe, Africa and Middle East Tire       898.1       663.0      355.3
  Latin American Tire                               993.8       979.5      859.7
  Asia Tire                                         744.0       522.3      655.8
                                                ---------   ---------  ---------
   TOTAL TIRES                                    8,270.5     7,221.8    6,882.4

  Engineered Products                               678.9       630.3      568.2
  Chemical Products                                 576.5       541.0      566.6
                                                ---------   ---------  ---------
   TOTAL SEGMENT ASSETS                           9,525.9     8,393.1    8,017.2

  Corporate                                       1,063.4     1,061.8    1,234.6
  Discontinued Operations                            --         462.5      420.0
                                                ---------   ---------  ---------
   ASSETS                                       $10,589.3   $ 9,917.4  $ 9,671.8
                                                =========   =========  =========

                                                   YEAR ENDED DECEMBER 31,
                                                ---------------------------
CAPITAL EXPENDITURES:                              1998      1997      1996
                                                -------   -------   -------
  North American Tire                           $ 325.7   $ 229.5   $ 205.0
  European Union Tire                              73.9      78.9      79.2
  Eastern Europe, Africa and Middle East Tire      95.7      85.9      25.8
  Latin American Tire                              67.7      73.5      81.9
  Asia Tire                                        55.2      57.0      64.2
                                                -------   -------   -------
   TOTAL TIRES                                    618.2     524.8     456.1

  Engineered Products                              49.6      46.4      48.5
  Chemical Products                                95.2      60.9      59.3
                                                -------   -------   -------
   TOTAL SEGMENT CAPITAL EXPENDITURES             763.0     632.1     563.9

  Corporate                                        75.4      64.7      49.6
  Discontinued Operations                          --         2.2       4.0
                                                -------   -------   -------
   CAPITAL EXPENDITURES                         $ 838.4   $ 699.0   $ 617.5
                                                =======   =======   =======
DEPRECIATION:

  North American Tire                           $ 212.7   $ 201.4   $ 196.4
  European Union Tire                              51.5      48.1      48.0
  Eastern Europe, Africa and Middle East Tire      33.4      24.7      16.7
  Latin American Tire                              38.9      36.7      27.4
  Asia Tire                                        27.8      28.3      22.1
                                                -------   -------   -------
   TOTAL TIRES                                    364.3     339.2     310.6

  Engineered Products                              32.4      29.3      26.8
  Chemical Products                                34.4      32.5      28.1
                                                -------   -------   -------
   TOTAL SEGMENT DEPRECIATION                     431.1     401.0     365.5

  Corporate                                        56.7      52.9      54.4
                                                -------   -------   -------
   DEPRECIATION                                 $ 487.8   $ 453.9   $ 419.9
                                                =======   =======   =======

                               - X - 99.4 - 2 -